UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2018

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Elizabeth G. O’Farrell, Director

Effective June 22, 2018, upon the recommendation of its nominating and governance committee, the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) appointed Elizabeth G. O’Farrell as a Class I director, with an initial term expiring at the 2020 annual meeting of stockholders of the Company, and appointed her to serve as a member of the Board’s audit committee.

In 2017 Ms. O’Farrell retired from a 24-year career with Eli Lilly and Company (Eli Lilly), most recently serving as Chief Procurement Officer from 2012 to 2017. Prior to that, she advanced through a number of executive management positions at Eli Lilly including Senior Vice President, Policy and Finance; Senior Vice President, Finance; Chief Financial Officer, Lilly USA; Chief Financial Officer, Lilly Canada; and General Auditor. Before joining Eli Lilly, Ms. O’Farrell was an accountant with Boise Cascade Office Products, and served as an auditor at Whipple & Company and Price Waterhouse. Ms. O’Farrell holds a B.S. in accounting with honors and an M.B.A. in management information systems, both from Indiana University.

In connection with Ms. O’Farrell appointment to the Board, on June 22, 2018, Ms. O’Farrell received a restricted stock grant with a value equal to $150,000 that will be based on the closing price of the Company’s common stock on June 22, 2018. The restricted stock will vest on the first anniversary of the grant date so long as Ms. O’Farrell continues to serve on the Board. During the vesting period, Ms. O’Farrell has the right to vote the restricted stock and to receive any dividends or distributions paid on the restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting condition or March 15 of the year following the payment of such dividend or distribution. Ms. O’Farrell will also receive the cash compensation payable to our non-employee directors for attendance at board and committee meetings pursuant to the Company’s non-employee director compensation policy.

There are no arrangements or understandings between Ms. O’Farrell and any other persons pursuant to which either of them was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. O’Farrell and the Company. The Board has determined that Ms. O’Farrell meets the applicable independence requirements of The NASDAQ Stock Market LLC.

Item 8.01 Other Events.

On June 22, 2018, the Company issued a press release announcing the election of Ms. O’Farrell to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: June 22, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release